UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report: February 27, 2024
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-8777	95-1613718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2027 Harpers Way
Torrance	California	90501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VIRC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

TABLE OF CONTENTS

Item 7.01 - Regulation FD Disclosure
Item 9.01 - Financial Statements and Exhibits
SIGNATURES

Item 7.01 Regulation FD Disclosure.

On February 27, 2024, Virco Mfg. Corporation (“Virco”) issued a press release announcing that its Board of Directors declared a cash dividend for the Company’s first fiscal quarter of $0.02 per share on each outstanding share of common stock. The dividend is payable on April 10, 2024 to stockholders of record of the common stock as of the close of business on March 7, 2024. While the Company intends to pay future dividends on a quarterly basis, following review and approval by the Board of Directors, the declaration and payment of future dividends, as well as the amounts thereof, are subject to the discretion of the Board as well as restrictive covenants in the Company’s lending agreements. There can be no assurance that the Company will declare and pay dividends in future periods.

A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
(d) Exhibit 99.1	Press Release dated February 27, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION (Registrant)

Date: February 27, 2024	/s/ Robert A. Virtue
(Signature)
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors